Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

BOARDWALK PIPELINE PARTNERS, LP

This Certificate of Limited Partnership, dated August 4, 2005, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1.     Name. The name of the limited partnership is Boardwalk Pipeline Partners, LP.

2.     Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808-1645

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808-1645

3.     General Partner. The name and the business address of the sole general partner are:

Boardwalk GP, LP

3800 Frederica Street

Owensboro, KY 42301

EXECUTED as of the date written first above.

Boardwalk GP, LP

By:	Boardwalk GP, LLC, its general partner

By:	/S/ E. RAMEY LAYNE
E. Ramey Layne
Authorized Person